Exhibit 107
Calculation of Filing Fee Table
Form S-3
(Form Type)
Owlet, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share(1)	Maximum Aggregate Offering Price(1)	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Class A Common Stock, par value $0.0001 per share	457(c)	750,000	$4.56	$3,420,000	0.00015310	$523.60
Fees Previously Paid
Total Offering Amounts						$3,420,000		$523.60
Total Fees Previously Paid								—
Total Fee Offsets								—
Net Fee Due								$523.60
(1) Estimated in accordance with Rule 457(c) of the Securities Act solely for the purpose of calculating the registration fee. The proposed maximum price per share and the maximum aggregate offering price are based upon the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on March 4, 2024, which date is within five business days prior to the filing of this Registration Statement.